SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 31, 2002

AmericanWest Bancorporation
(Exact Name of Registrant as Specified in Charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9506 North Newport Highway, Spokane, Washington 99218-1200
(Address of principal executive offices/Zip Code)

Registrant’s telephone number, including area code: (509) 467-6949

ITEM 5.    Other Events and Regulation FD Disclosure

Effective July 31, 2002, AmericanWest Bancorporation, Spokane, Washington (“AmericanWest”) completed its acquisition of Latah Bancorporation, Inc., Latah, Washington. The acquisition was accomplished pursuant to an Agreement and Plan of Mergers dated as of March 28, 2002 (the “Merger Agreement”).

The Merger Agreement was included as Appendix A to the Proxy Statement/Prospectus dated May 8, 2002, previously filed by AmericanWest as part of its Registration Statement on Form S-4 with the Securities and Exchange Commission.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial statements – not applicable.

(b)  Pro forma financial information – not applicable.

(c)  Exhibits:

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 31, 2002
AMERICANWEST BANCORPORATION

By:	/S/ WESLEY E. COLLEY
Wesley E. Colley, Chief Executive Officer

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